As filed with the Securities and Exchange Commission on March 17, 2005
                                                                                                              Registration No. 333-121518

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________
Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________

PG&E Corporation

(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)

One Market Street, Spear Tower, Suite 2400
San Francisco, CA 94105
(415) 267-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_____________________________

Bruce R. Worthington
One Market Street, Spear Tower, Suite 2400
San Francisco, CA 94105
(415) 267-7000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
_____________________________
Copies To:
Leslie P. Jay, Esq.
Orrick, Herrington & Sutcliffe LLP
The Orrick Building
405 Howard Street
San Francisco, California  94105-2669
(415) 773-5700

_____________________________

94-3234914 (I.R.S. Employer Identification Number)

        Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]  ______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

__________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 17, 2005

PROSPECTUS

PG&E CORPORATION

$1,000,000,000

Common Stock

__________________

This prospectus includes a general description of the common stock we may issue from time to time.  We will provide specific terms for any offering of common stock in one or more supplements to this prospectus.  This prospectus may not be used to sell our common stock unless it is accompanied by a prospectus supplement.  You should read this prospectus and any supplement to this prospectus carefully before you invest.

The aggregate initial offering price of the common stock sold under this prospectus will not exceed $1,000,000,000.

Our common stock is listed on the New York Stock Exchange and Pacific Exchange under the symbol “PCG.”

__________________

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

__________________

The date of this prospectus is March __, 2005.

TABLE OF CONTENTS

                                                                                                                                                    Page

About This Prospectus Forward-Looking Statements PG&E Corporation Use of Proceeds Description of Capital Stock Plan of Distribution Legal Matters Experts Where You Can Find More Information	ii 1 1 1 2 2 4 4 5

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Using this process, we may offer from time to time shares of common stock with an aggregate value of up to $1.0 billion.  Each time we offer common stock, in addition to this prospectus we will provide you with a prospectus supplement that will contain specific information about the offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and any prospectus supplement as well as additional information described under “Where You Can Find More Information” on page 5.

          This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus.  You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized any other person to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, that the information contained in any prospectus supplement is accurate only as of the date of the applicable prospectus supplement and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of its delivery.  Our business, financial condition, results of operations and prospects may have changed since those dates.  We are not making or soliciting an offer of any securities other than the common stock described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful.

          The information incorporated by reference into this prospectus is available without charge upon written or oral request to The Office of the Corporate Secretary, PG&E Corporation, One Market Street, Spear Tower, Suite 2400, San Francisco, California 94105, telephone number (415) 267‑7070.

          When used in this prospectus and unless otherwise specified, the term:

  “Utility” refers to our subsidiary Pacific Gas and Electric Company; and

  “we,” “our” and “us” refer to PG&E Corporation and its consolidated subsidiaries.

FORWARD‑LOOKING STATEMENTS

          The documents incorporated herein by reference contain, and the applicable prospectus supplement will contain, various forward-looking statements.  These forward-looking statements can be identified by the use of words such as “assume,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “might,” “will,” “should,” “would,” “could,” “goal,” “potential” and similar expressions.  We have based these forward‑looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements were made.  These forward‑looking statements are subject to various risks and uncertainties that may be outside our control, and our actual results could differ materially from our projected results.  These risks and uncertainties include, among other things:

          For a discussion of these risks and uncertainties and the additional factors that could affect the validity of our forward‑looking statements, you should read the section of the documents incorporated herein by reference titled "Risk Factors," as well as any additional discussion of these risks and uncertainties that may be set forth in the applicable prospectus supplement.

          You should read this prospectus, the applicable prospectus supplement, the documents that we incorporate by reference into this prospectus, the documents that we have filed as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we currently expect.  We qualify all our forward‑looking statements by these cautionary statements.  These forward‑looking statements speak only as of  the date of the applicable prospectus supplement or the date of the document incorporated by reference, as applicable.  Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward‑looking statement, whether as a result of new information, future events or otherwise.

PG&E CORPORATION

          We are an energy based holding company headquartered in San Francisco, California that conducts its business principally through the Utility, a public utility operating in northern and central California.  The Utility engages primarily in the businesses of electricity and natural gas distribution, electricity generation, procurement and  transmission, and natural gas procurement, transportation and storage.

           Our executive offices are located at One Market Street, Spear Tower, Suite 2400, San Francisco, California 94105, and our telephone number is (415) 267-7000.

USE OF PROCEEDS

          Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of the common stock offered by this prospectus:

  to redeem, repurchase, repay or retire outstanding indebtedness; or
  for other general corporate purposes.

          We may invest the net proceeds temporarily until we use them for their stated purposes.

          In addition, as described in this prospectus under the caption “Plan of Distribution—Other Transactions with Third Parties,” we may enter into derivative, forward or other contracts with third parties indexed to or that may be settled in our common stock or certain other transactions with third parties.  If specified in the applicable prospectus supplement, we may use the common stock covered by this prospectus to satisfy our obligations under such transactions.  If we use the common stock in this manner, we will not receive any proceeds from the sale of those shares.

DESCRIPTION OF CAPITAL STOCK

          Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock and preferred stock.  The following description is only a summary and is qualified in its entirety by reference to applicable law, our restated articles of incorporation and our bylaws.  Copies of our restated articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

          Our restated articles of incorporation authorize the issuance of 800,000,000 shares of common stock.  We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors.  Such further issuances, up to the aggregate amount authorized by our restated articles of incorporation, will not require approval by our shareholders.  We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

          Except as otherwise provided by law, holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock.  Our shareholders may not cumulate votes in elections of directors.  As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so.  In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

          Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

          In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock.

          Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights.

          Our common stock is listed on the New York Stock Exchange and Pacific Exchange under the symbol “PCG.”

Preferred Stock

          Our board of directors is authorized, pursuant to our restated articles of incorporation, to issue up to 85,000,000 shares of preferred stock in one or more series and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series.  Currently, there are no shares of our preferred stock outstanding.  If issued, the preferred stock would rank, with respect to dividends and upon our liquidation, dissolution or winding up, senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock.

PLAN OF DISTRIBUTION

          We may sell the common stock described in this prospectus from time to time in one or more transactions:

(a)   to purchasers directly;
(b)   to underwriters for public offering and sale by them;
(c)   through dealers;
(d)   through agents;
(e)   through a combination of any of the foregoing methods of sale; or
(f)    as described below under “—Other Transactions with Third Parties.”

We may distribute the common stock from time to time in one or more transactions at:

(a)   a fixed price or prices, which may be changed;
(b)   market prices prevailing at the time of sale;
(c)   prices related to such prevailing market prices; or
(d)   negotiated prices.

Direct Sales

          We may sell the common stock directly to institutional investors or others.  Each prospectus supplement will describe the manner and terms of any sale of common stock.

To Underwriters

          When common stock is to be sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement.  The applicable prospectus supplement will name any underwriter involved in a sale of common stock.  Underwriters acquire the common stock for their own accounts as principal and may offer and sell the common stock at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices.  Underwriters may be deemed to have received compensation from us from sales of common stock in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common stock for whom they may act as agent.

          Underwriters may sell common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

          Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase shares of common stock will be subject to certain conditions set forth in the underwriting agreement, and the underwriters will be obligated to purchase all such shares of common stock if any are purchased.

Through Dealers

          We may offer and sell common stock to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered common stock to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents

          We may offer and sell common stock on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable efforts basis during the appointment period.

Delayed Delivery Contracts

          If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase common stock pursuant to contracts providing for payment and delivery on future dates.  Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

          The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts.  We will set forth in the prospectus supplement relating to the contracts the price to be paid for the common stock, the commissions payable for solicitation of the contracts and the date in the future for delivery of the common stock.

Other Transactions with Third Parties

          We may enter into other transactions with third parties, including derivative, forward or other contracts indexed to or that may be settled in our common stock, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If we so specify in the applicable prospectus supplement, in connection with such transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of derivative, forward or other transactions to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).  Such underwriters may include, among others, Goldman, Sachs & Co.

General Information

          Underwriters, dealers and agents participating in any distribution of the common stock may be deemed to be “underwriters” as defined in the Securities Act of 1933, or Securities Act, and any discounts and commissions they receive and any profit they realize on resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act.  Those underwriters, dealers and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, to contribution by us to payments that they may be required to make in respect of those civil liabilities, and to reimbursement by us for certain expenses.

          Underwriters, dealers or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

          Any underwriters that purchase common stock for public offering and sale may make a market in such common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

          The validity of the common stock has been passed on for us by Gary P. Encinas, Chief Counsel, Corporate, for PG&E Corporation.  Mr. Encinas and other members of the PG&E Corporation Law Department who participated in consideration of legal matters related to the common stock, together with members of their respective families, owned in the aggregate, as of March 10, 2005, approximately 72,638 shares of our common stock and options to purchase an additional 630,725 shares.

EXPERTS

          The consolidated financial statements, the related consolidated financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from PG&E Corporation and subsidiaries Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph relating to (i) PG&E Corporation’s adoption of new accounting standards in 2004 related to the method of computing earnings per share, (ii) PG&E Corporation’s and Pacific Gas and Electric Company’s adoption of new accounting standards in 2003 to account for asset retirement obligations and financial instruments with characteristics of both liabilities and equity and (iii) PG&E Corporation’s adoption of new accounting standards in 2002 relating to accounting for goodwill and intangible assets, impairment of long lived assets and certain derivative contracts, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We and the Utility each file annual, quarterly and current reports, information statements and other information with the SEC under File No. 001-12609 and File No. 001-02348, respectively.  These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any of these SEC filings at the SEC’s public reference room at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.

          We have “incorporated by reference” into this prospectus certain information that we file with the SEC.  This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.  All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by the information contained in this prospectus or any information filed with the SEC.  Any information that we subsequently file with the SEC that is incorporated by reference, as described below, will automatically update and supersede any previous information that is part of this prospectus.

          We incorporate by reference the documents listed below and any future filings (other than information furnished, and not filed, pursuant to Items 2.02 or 7.01 in any Form 8‑K filing or any other item that permits us to furnish, rather than file, information) we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering:

  our Annual Report on Form 10‑K for the year ended December 31, 2004;
  the description of our common stock contained in our Registration Statement on Form 8-B, including any subsequent amendment or report filed for the purpose of updating such information; and
  our Current Reports on Form 8‑K filed on January 6, 2005, February 1, 2005, February 11, 2005, February 18, 2005 (Item 8.01 only) and March 7, 2005.

You may request a copy of these filings at no cost by writing or contacting us at the following address:

The Office of the Corporate Secretary
PG&E Corporation
One Market Street, Spear Tower
Suite 2400
San Francisco, CA 94105
Telephone: 415-267-7070
Facsimile: 415-267-7268

PG&E CORPORATION

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          The following table sets forth all expenses payable by us in connection with the sale of the securities being registered.  All the amounts shown are estimates except for the SEC registration fee.

SEC registration fee.......................................................................	$117,700
NYSE listing fees...........................................................................	2,500
Accounting fees and expenses ........................................................	18,000
Legal fees and expenses of our counsel...........................................	50,000
Printing and engraving.....................................................................	5,000
Other.............................................................................................	6,800
Total....................................................................................	$200,000

Item 15.  Indemnification of Directors and Officers.

          We are a California corporation.  Section 317 of the California Corporations Code provides for indemnification of a corporation’s directors and officers under certain circumstances.  Our articles of incorporation authorize us to provide indemnification of any person who is or was our director, officer, employee or other agent, or is or was serving at our request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation through our bylaws, resolutions of our board of directors, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.  Our articles of incorporation also eliminate the liability of our directors to the fullest extent permissible by California law.  Our board of directors has adopted a resolution regarding our policy of indemnification and we maintain insurance which insures our directors and officers against certain liabilities.

Item 16.  Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Distribution Agreement.*
4.1

Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 1-12609).

4.2

By-Laws of the Registrant amended as of January 1, 2005  (incorporated by reference to Exhibit 3.3 of the Registrant’s Annual  Report on Form 10-K for the year ended December  31, 2004, File No. 1-12609).

4.3	By-Laws of the Registrant amended as of April 20, 2005 (incorporated by reference to Exhibit 3.4 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-12609).
5.1	Opinion of Gary P. Encinas.**
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Gary P. Encinas (included in Exhibit 5.1).**
24.1	Powers of Attorney**.
24.2	Resolution of the Board of Directors authorizing the execution of the Registration Statement.**
24.3	Power of Attorney of Peter A. Darbee
24.4	Power of Attorney of Christopher P. Johns
__________________ * To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference. ** Previously filed.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of  an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by a registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 16, 2005.

                                                                  PG&E CORPORATION

                                                                  By   PETER A. DARBEE*
                                                                          Peter A. Darbee
                                                                          Chief Executive Officer
                                                                           and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Robert D. Glynn, Jr.*	Chairman of the Board of Directors	March 16, 2005
Robert D. Glynn, Jr.
Peter A. Darbee*	Chief Executive Officer, President and Director (Principal Executive Officer)	March 16, 2005
Peter A. Darbee
Christopher P. Johns*	Senior Vice President, Chief Financial Officer and Controller (Principal Financial and Accounting Officer)	March 16, 2005
Christopher P. Johns
David R. Andrews*	Director	March 16, 2005
David R. Andrews
Director
Leslie S. Biller
David A. Coulter*	Director	March 16, 2005
David A. Coulter
C. Lee Cox*	Director	March 16, 2005
C. Lee Cox
David M. Lawrence*	Director	March 16, 2005
David M. Lawrence M.D
Mary S. Metz*	Director	March 16, 2005
Mary S. Metz
Director
Barbara L. Rambo
Barry Lawson Williams*	Director	March 16, 2005
Barry Lawson Williams
*By: /s/ G. P. Encinas		March 16, 2005
Gary P. Encinas Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Distribution Agreement.*
4.1

Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 1-12609).

4.2

By-Laws of the Registrant amended as of January 1, 2005 (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual  Report on Form 10-K for the year  ended December 31, 2004, File No. 1-12609).

4.3	By-Laws of the Registrant amended as of April 20, 2005 (incorporated by reference to Exhibit 3.4 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-12609).
5.1	Opinion of Gary P. Encinas.**
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Gary P. Encinas (included in Exhibit 5.1).**
24.1	Powers of Attorney**.
24.2	Resolution of the Board of Directors authorizing the execution of the Registration Statement.**
24.3	Power of Attorney of Peter A. Darbee
24.4	Power of Attorney of Christopher P. Johns
__________________ * To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference. ** Previously filed.